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                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS










                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Corumel Minerals Corp. on Form SB-2 of our Auditors' Report, dated May 5, 2003, on the balance sheet of Corumel Minerals Corp. as at March 31, 2003 and the related statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from inception on July 23, 2002 to March 31, 2003.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver,  Canada                                    Morgan  &  Company
June  16,  2003                                       Chartered  Accountants









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